UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):  September 29, 2010

NEULION, INC.
(Exact Name of Registrant as Specified in Charter)

Canada
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

NeuLion, Inc. (the “Company”) hereby files this Current Report on Form 8-K/A (“Amendment No. 1”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010 (the “Report”) for the purpose of filing the historical financial statements and pro forma financial information required by Item 9.01 of Form 8-K with respect to the Company’s acquisition of all of the issued and outstanding shares of TransVideo International Ltd. (“TransVideo”) pursuant to the terms of a Share Exchange Agreement, dated as of August 12, 2010, by and among the Company, TransVideo and AvantaLion LLC, and Wang Yunchuan, Hao Jingfang, Wang Qi, Tan Zhongjun, Wang Xiaohong, Shu Wei, Zhao Yun as previously reported on the Report.

The information previously reported in the Report is incorporated by reference into this Amendment No. 1.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

The audited consolidated balance sheets of TransVideo as of December 31, 2009 and 2008, the audited consolidated statements of earnings, stockholders’ equity and cash flows of TransVideo for the years ended December 31, 2009 and 2008 and the unaudited consolidated financial statements of TransVideo as of June 30, 2010 and December 31, 2009 and for the six months ended June 30, 2010 and 2009.

(b)           Pro Forma Financial Information.

The unaudited condensed consolidated pro forma balance sheet of the Company as of June 30, 2010 and the unaudited condensed consolidated pro forma statements of earnings of the Company for the year ended December 31, 2009 and the six months ended June 30, 2010, prepared to give pro forma effect to the TransVideo acquisition described in Item 2.01 above.

 (d)          Exhibits.

 The following exhibits are filed herewith:

Exhibit Number	Description
23.1	Consent of Independent Auditor

99.1	Financial Statements of TransVideo International Ltd. and Pro Forma Financial Information for NeuLion, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEULION, INC.

Date: November 2, 2010	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary